STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Wells Fargo Multi-Strategy 100 Fund I, LLC
•	Second: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19808. The
name of its Registered agent at such address is Corporation Service Company
•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is
.”)
•	Fourth: (Insert any other matters the members determine to include herein.)
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In Witness Whereof, the undersigned have executed this Certificate of Formation this
15th day of May , 20 08 .

By:	/s/ Dale A. Proctor
Authorized Person(s)

Name:	Dale A. Proctor
Typed or Printed

State of Delaware Secretary of State Division of Corporations Delivered 01:41 PM 05/15/2008 FILED 01:30 PM 05/15/2008 SRV 080553408 – 4548188 FILE